Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 2000 on the consolidated financial statements of IDS Life Insurance Company in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1, No. 333-42793) for the registration of the Portfolio Guaranteed Term Annuity Contracts to be offered by IDS Life Insurance Company.




/s/ Ernst & Young LLP
Minneapolis, Minnesota
May 9, 2000